Exhibit 10.1

AGREEMENT REGARDING MASTER LEASES NO. 2

THIS AGREEMENT REGARDING MASTER LEASES No. 2 (hereinafter, this “Agreement”) is dated as of the 31st day of December, 2014, and is between VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, “Lessor”), and KINDRED HEALTHCARE, INC., a Delaware corporation formerly known as Vencor, Inc. (“Kindred”), and KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation formerly known as Vencor Operating, Inc. (“Operator”; Operator, jointly and severally with Kindred and permitted successors and assignees of Operator and Kindred, “Tenant”).

RECITALS

A. Lessor and Tenant have heretofore entered into (1) that certain Second Amended and Restated Master Lease Agreement No. 1 (such agreement, as heretofore amended, is herein referred to as “ML1”) dated as of April 27, 2007, and Ventas, Inc. executed a Joinder to such ML1 with respect to one (1) leased property which was formerly demised thereunder (Facility No. 4619), (2) that certain Second Amended and Restated Master Lease Agreement No. 2 (such agreement, as heretofore amended, is herein referred to as “ML2”) dated as of April 27, 2007, (3) that certain Second Amended and Restated Master Lease Agreement No. 3 (such agreement, as heretofore amended, is herein referred to as “ML3”) dated as of April 27, 2007, and (4) that certain Second Amended and Restated Master Lease Agreement No. 4 (such agreement, as heretofore amended, is herein referred to as “ML4”) dated as of April 27, 2007, and Ventas, Inc. executed a Joinder to such ML4 with respect to one (1) leased property demised thereunder and which is to be demised under ML5 referenced below (Facility No. 4614) (ML1, ML2, ML3 and ML4 are sometimes collectively referred to herein as “ML1-4”).

B. Lessor and Tenant have heretofore entered into that certain Amended and Restated Master Lease Agreement No. 5 (such agreement, as heretofore amended, is herein referred to as “ML5”) dated as of September 30, 2013, and Ventas, Inc. executed Joinders to such ML5 with respect to Facility Nos. 4614 and 4619.

C. Lessor and Tenant previously entered into that certain Agreement Regarding Master Leases (“ARML1”) dated as of September 30, 2013 containing agreements relating to, and certain amendments of, each of ML1, ML2, ML3, ML4 and ML5 (each of ML1, ML2, ML3, ML4 and ML5 is referred to herein as a “Master Lease” and collectively as the “Master Leases”; each capitalized term that is used in this Agreement and not otherwise defined shall have the same meaning herein as in the Master Leases).

D. Lessor and Tenant desire to enter into this Agreement containing additional agreements relating to, and certain amendments of, each of the Master Leases.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Tenant hereby agree as follows:

1. Payment to Lessor. In consideration of Lessor’s entry into this Agreement Tenant, within 10 business days after the execution and delivery of this Agreement, shall pay to Lessor the sum of $37,000,000, which sum shall be paid to Lessor by wire transfer to the account referenced on Exhibit A.

2. Modification of Payments in Connection with Changes of Control. Clause (i) of Section 25.1.7 of each of ML1, ML2 and ML4 is hereby replaced with the following “(i) as and when received by Tenant, (a) 80% of any consideration (including, without limitation, capital stock, stock options or warrants, license fees and all other forms of remuneration) received on account of any assignment (other than an assignment on account of a Kindred Change of Control Transaction (as defined in that certain Amended and Restated Master Lease Agreement No. 5 dated as of September 30, 2013 between Lessor and Tenant), or (b) in the case of a Kindred Change of Control Transaction, the greater of (x) 10% of any consideration (including, without limitation, capital stock, stock options or warrants, license fees and all other forms of remuneration) received on account of any assignment on account of a Kindred Change of Control Transaction, or (y) 10% of the then-current Base Rent at the time of such Kindred Change of Control Transaction”. ML5 is not being modified by this Agreement.

3. Maintenance

3.1. Payment. In relation to Tenant’s maintenance obligations (in accordance with the requirements of the Master Leases) with respect to certain properties previously removed from the Master Leases, within 10 business days after the execution and delivery of this Agreement, Tenant shall pay to Lessor the sum of $3,000,000, which sum shall be paid to Lessor by wire transfer to the account referenced on Exhibit A.

3.2. Release. Lessor hereby releases Tenant, its affiliates or subsidiaries, all of their respective past, present and future officers, directors, managing directors, members, partners, employees, and, in their capacities as such, their agents, attorneys, accountants, advisors, and representatives, and each of their predecessors, successors and assigns, from any and all claims, actions, causes of action, proceedings, controversies, liabilities, obligations, rights, suits, damages, losses, judgments, duties, costs, expenses, fees, demands, matters and issues of any kind or nature whatsoever, that have been or could have been asserted directly or derivatively, in any court, tribunal or proceeding, existing or hereafter arising, in law, equity, or otherwise, in connection with: (a) the maintenance, repair, replacement and life-safety obligations under the Master Leases (including without limitation any alleged deficiencies of that nature under Sections 7.2.4, 8.1, 8.2, and 9.1(a) of the Master Leases) with respect to any of the Leased Properties identified on Exhibit C (the “Release Properties”); and (b) any alleged deficiencies in capital expenditures with respect to any of the Release Properties.

4. ML3. The parties acknowledge that Tenant is no longer in possession of any of the Properties formerly demised under ML3. Notwithstanding such fact, the parties may continue to have obligations and rights under ML3 that expressly survive termination of ML3. For the avoidance of doubt, the parties acknowledge that Article 25 of ML3 is no longer in effect.

5. Lessor Costs. Tenant shall pay, as Additional Charges, on behalf of Lessor, or reimburse Lessor for, any and all actual reasonable out-of-pocket costs or expenses paid or incurred by Lessor, including, without limitation, reasonable attorneys’ fees, in connection with the negotiation and administration of this Agreement.

6. Certain Terminating Leased Properties. Attached hereto as Exhibit B is a list of nine facilities (each, a “Terminating Leased Property” and collectively, the “Terminating Leased Properties”). By agreement of Lessor and Tenant, the Master Lease applicable to each of the Terminating Leased Properties shall terminate, as to each such Terminating Leased Property, as of the Final Lease Date for such Terminating Leased Property, subject, however, to the terms and conditions of the applicable ML1-ML4, as amended or otherwise affected by this Agreement. “Final Lease Date” means, with respect to a Terminating Leased Property, the later of (a) December 31, 2015, or (b) if Lessor has entered into an agreement (e.g. a lease or sale agreement) prior to such date (and notified Tenant of same pursuant to a Transfer Notice) for a third party to take possession of such Terminating Leased Property, the earlier of (i) the date such party takes possession of such Terminating Leased Property, or (ii) the date such agreement is terminated. Relative to the Terminating Leased Properties and notwithstanding anything to the contrary contained in any of the Master Leases, Lessor and Tenant agree as follows:

6.1. Lessor and Tenant Efforts. Lessor shall use commercially reasonable efforts, with respect to matters wholly within its control, consistent with its past practice, to sell or lease each Terminating Leased Property (except that the parties acknowledge and agree that Lessor is unlikely to, and shall not be required to, retain the services of broker in connection therewith), until the later of (i) December 15, 2015, and (ii) if a Terminating Leased Property is under contract to be leased or sold as of December 15, 2015, then the day on which the sale or lease, as applicable, of such Terminating Leased Property is consummated or the agreement with respect thereto is terminated. Tenant shall use commercially reasonable efforts, with respect to matters wholly within its control, consistent with its past practice, to assist Lessor in selling or leasing the Terminating Leased Properties until the later of (i) December 15, 2015, and (ii) if a Terminating Leased Property is under contract to be leased or sold as of December 15, 2015, then the day on which the sale or lease, as applicable, of such Terminating Leased Property is consummated or the agreement with respect thereto is terminated.

6.2. Transfer Notice. From time to time from and after the date of this Agreement, but in no event later than December 31, 2015 (the “Transfer Notice Deadline”), Lessor may notify Tenant of its election to require that a Terminating Leased Property or Terminating Leased Properties identified by Lessor in its notice (each, a “Transfer Notice”) be transferred and transitioned as provided in this Agreement.

6.3. Transfer Date. Each Transfer Notice shall specify the date (subject to extension as described below, the applicable “Transfer Date”) on which such transfer and transition is to occur with respect to the identified Terminating Leased Property(ies) (contingent upon the obtaining of any necessary regulatory approvals and the satisfaction of Lessor’s other requirements for the commencement of the lease, or closing of the sale, with the applicable replacement operator), which Transfer Date shall be not less than 45 days (or some lesser amount as agreed by Lessor and Tenant) after Tenant’s receipt of the applicable Transfer Notice

(provided, however, that (i) if the Transfer Date specified by Lessor in its Transfer Notice is less than 90 days after Tenant’s receipt of such Transfer Notice, then, if Tenant shall reasonably and in good faith determine (which determination shall be made as soon as practicable) that an extension of the specified Transfer Date is required due to the requirements of the Worker Adjustment and Retraining Notification Act, then, as soon as practicable, but in any event within 15 days of such determination by Tenant, Tenant shall so notify Lessor in writing, and the Transfer Date that was specified in Lessor’s Transfer Notice shall be extended to such later date set forth in such notice by Tenant by which the requirements of the Worker Adjustment and Retraining Notification Act shall be satisfied (which date shall not, in any event, be later than the 90th day after Tenant’s receipt of such Transfer Notice) and (ii) Lessor shall have the right, at its option by written notice (the “Extension Notice”) to Tenant from time to time after delivery of the applicable Transfer Notice, to extend the Transfer Date); provided that the Transfer Date specified by Lessor, exclusive of any extension pursuant to clause (i) above, may not be extended by Lessor beyond the applicable Final Lease Date (the Transfer Date, as it may be extended by Lessor pursuant to clause (ii) above or by Tenant pursuant to clause (i) above, is referred to herein as the “Lessor’s Outside Closing Date”).

6.4. Payment to Tenant for Personal Property. As and to the extent provided in the Master Leases, Tenant is to be paid for certain personal property at the Terminating Leased Properties by Lessor (or lessor’s designee) with such payment being calculated in accordance with past practice.

6.5. Payment to Tenant for Sales. For any Terminating Leased Property that Lessor sells in fee simple to a third party, Lessor shall pay to Tenant 25% (up to an aggregate of $3,000,000 for all such sales) of the Net Sale Proceeds for such Terminating Leased Property, promptly after indefeasibly received by Lessor. Lessor shall have no obligation to sell any Terminating Leased Property. Lessor’s aggregate payments pursuant to this Section 6.5 shall not exceed $3,000,000. “Net Sale Proceeds” shall mean the cash sale proceeds received by Lessor for closing the sale of a Terminating Leased Property, minus all of Lessor’s reasonable costs and expenses in connection with such sale, (i) including, without limitation, the following costs of Lessor: brokerage fees, transfer taxes, legal fees, title costs, modifications or improvements to the property relating to such sale, warranty or indemnity claims paid (which are not due to an intentional breach of any agreement by Lessor) and the price paid by Lessor to Tenant to purchase personal property, but (ii) excluding Compliance Costs (as defined herein) to the extent paid by Tenant as provided in Section 7.

6.6. Wind Down Election. At any time between December 15, 2015 and December 31, 2015 (inclusive), Tenant shall notify (a “Wind Down Notice”) Lessor of any Terminating Leased Properties for which it will wind down operations in the event Lessor has not transferred possession thereof prior to the Final Lease Date therefor. If on the Final Lease Date for any Terminating Leased Property, (i) Lessor has not transferred possession of such Terminating Leased Property (an “Untransferred Property”) to a third party, and (ii) Tenant did not timely deliver a Wind Down Notice for such Terminating Leased Property, then such Terminating Leased Property shall cease to be a Terminating Leased Property and, notwithstanding anything to the contrary herein, shall remain leased under its applicable Master Lease in accordance with the terms thereof.

6.7. Expiration of Term; Wind Down Properties. The expiration date of the Term for the each of the Terminating Leased Property(ies) shall be the applicable Final Lease Date, or such earlier date as a Terminating Leased Property may be transferred pursuant to Section 6.3. For the avoidance of doubt, notwithstanding the expiration of the Term of any Terminating Leased Property that is an Untransferred Property for which a Wind Down Notice has been timely given (a “Wind Down Property”), Tenant shall continue to have the right as tenant to use and occupy such Wind Down Property in accordance with the Master Leases and this Agreement (i.e., to effectuate the transfer or wind down of operations, as applicable), and no holdover tenancy shall be deemed to occur thereby, so long as Tenant effectuates a Facility Termination and vacates such Wind Down Property and redelivers possession thereof to Lessor, in accordance with the requirements of the Section 40.3(c) of each of the Master Leases and this Agreement; provided that notwithstanding anything to the contrary herein or in the Master Leases, (i) Tenant shall be obligated to pay the full amount of all rent under the applicable Master Lease (including Base Rent) with respect to such Wind Down Property and there shall be no Reimbursement Period with respect to such Wind Down Property, and (ii) Tenant may not commence a Facility Termination with respect to any Terminating Leased Property until the Final Lease Date for such Terminating Leased Property. If, for a Terminating Leased Property, (a) a Transfer Notice has not been delivered by the Transfer Notice Deadline and Tenant has delivered the Wind Down Notice therefor, or (b) Lessor delivers a Transfer Notice but fails to close the transfer of such Terminating Leased Property by Lessor’s Outside Closing Date, then Tenant may immediately commence the Facility Termination for such Terminating Leased Property in accordance with the Master Leases and this Agreement.

6.8. Half Rent. For any Terminating Leased Property that remains demised pursuant to the Master Leases on or after the applicable Rent Reduction Date, the Base Rent payable with respect to such Terminating Leased Property shall be 50% of the amount that would otherwise be payable as Base Rent for such Terminating Leased Property under the applicable Master Lease. “Rent Reduction Date” means, with respect to a Terminating Leased Property, January 1, 2016, extended (i.e. made later) by the length of any delay in the process of transferring possession of such Terminating Leased Property to a third party that is caused by Tenant (or its Affiliates or matters reasonably within the control of Tenant or its Affiliates), including, without limitation, Tenant’s failure to comply with its obligations under Sections 6.1 and 6.9. The Rent Reduction Date shall not apply with respect to any Terminating Leased Properties that cease to be Terminating Leased Properties, e.g. pursuant to Section 6.6 or 7.2.

6.9. Compliance with Lease Transition Terms. Except as otherwise expressly provided in this Agreement, each of Lessor and Tenant shall comply with the provisions of Section 40.3 of the Master Leases, and any other applicable provisions of the Master Leases relating to transfer of operations, in connection with any such early transition and transfer of any Terminating Leased Property(ies) identified from time to time by Lessor. In addition, prior to the applicable Transfer Date with respect to each Terminating Leased Property, Tenant and the applicable replacement operator identified by Lessor shall enter into an Operations Transfer Agreement that is usual and customary for facilities comparable to the Terminating Leased Property(ies) and otherwise in a form mutually and reasonably agreed upon by Tenant and such replacement operator; relative to the foregoing, Tenant further agrees, upon reasonable advance notice from Lessor, to use good faith and commercially reasonable efforts to enter into such Operations Transfer Agreement concurrently with such replacement operator’s entry into a lease of the subject Terminating Leased Property(ies) with Lessor or as soon thereafter as practicable.

6.10. Continued Operating of Properties. Tenant shall continue to operate each Terminating Leased Property though the Final Lease Date therefor (and thereafter, as applicable, e.g. as contemplated in Section 6.7). Notwithstanding anything to the contrary contained in any Master Lease, Tenant acknowledges and agrees that Tenant has elected to forego, and hereby elects to forego, its rights under the Master Leases (including, without limitation, Section 40.3 of each Master Lease) to reimbursement of operating deficits, and operating losses and expenses, during any Reimbursement Period that may apply to any of the Terminating Leased Properties.

6.11. Authorizations. In the case of any Facility Termination with respect to any Terminating Leased Property, to the extent permitted by applicable Legal Requirements, Tenant shall preserve in force any Authorizations relating to such Terminating Leased Property, until possession of such Terminating Leased Property is surrendered to Lessor or its designee, and, if requested by Lessor, Tenant shall, to the extent permitted by applicable Legal Requirements, transfer to Lessor or Lessor’s designee and/or cooperate in all reasonable respects with Lessor or Lessor’s designee to enable Lessor or Lessor’s designee to apply for and obtain all Authorizations necessary for the operation of such Terminating Leased Property for its Primary Intended Use and with all of its current licensed beds. The costs of any such transfer or obtaining of Authorizations shall be paid by Lessor or its designee.

7. Terminating Leased Property Costs.

7.1. Payment by Tenant. Notwithstanding anything to the contrary herein, in addition to any obligations under the Master Leases, Tenant shall pay, or reimburse Lessor, or Lessor’s designee, upon request, for all costs and expenses (“Compliance Costs”) necessary for any Terminating Leased Property to meet any Legal Requirements (including Legal Requirements that must be met by such Terminating Leased Property), or regulatory approvals that must be obtained with respect to such Terminating Leased Property, for such Terminating Leased Property to be operated by, sold to, leased to, or otherwise transferred to a new Person for a similar use as that of Tenant or for any Authorizations to be transferred to such a new Person. Such costs, may include, without limitation capital expenditure projects or renovations required at the Terminating Leased Properties by any governmental authorities (including the Connecticut Department of Public Health).

7.2. Retention Option. Tenant shall not be responsible for any payments pursuant to Section 7.1 in excess of $5,000,000 (aggregated against all Terminating Leased Properties) unless Lessor (or a potential purchaser or lessee from Lessor), for any Terminating Leased Property that would cause such payments to exceed $5,000,000, first delivers to Tenant an estimate of the Compliance Costs for such Terminating Leased Property and Tenant fails to notify (a “Retention Notice”) Lessor within 10 business days thereafter that it has elected to remove such Terminating Leased Property from the set of Terminating Leased Property. If Tenant timely delivers a Retention Notice for a Terminating Leased Property, then such Terminating Leased Property shall cease to be a Terminating Leased Property and, notwithstanding anything to the contrary herein, shall remain leased under its applicable Master Lease in accordance with the terms thereof.

8. Amendments to Section 7.2.7(m). Section 7.2.7(m) of each of ML1-ML4 is hereby amended and restated in its entirety to read as follows, effective as of the date hereof:

8.1. In the case of ML1:

“(m) Notwithstanding anything to the contrary contained in this Section 7.2 or elsewhere in this Lease, Tenant agrees that, from and after the Effective Date, the aggregate number of beds licensed for the delivery of hospital care that (i) are sold or delicensed pursuant to Section 7.2.7 of any ML Lease or (ii) are otherwise sold or delicensed in any manner or for any reason, in the case of either of subsection (i) or (ii) at any time while the Hospital Facility(ies) to which such licensed beds relate are or were leased pursuant to any ML Lease (even if any such Hospital Facility ceases to be leased pursuant to any ML Lease), must at all times be equal to or less than 24 such beds.”

8.2. In the case of ML2:

“(m) Notwithstanding anything to the contrary contained in this Section 7.2 or elsewhere in this Lease, Tenant agrees that, from and after the Effective Date, the aggregate number of beds licensed for the delivery of hospital care that (i) are sold or delicensed pursuant to Section 7.2.7 of any ML Lease or (ii) are otherwise sold or delicensed in any manner or for any reason, in the case of either of subsection (i) or (ii) at any time while the Hospital Facility(ies) to which such licensed beds relate are or were leased pursuant to any ML Lease (even if any such Hospital Facility ceases to be leased pursuant to any ML Lease), must at all times be equal to or less than 41 such beds.”

8.3. In the case of ML4:

“(m) Notwithstanding anything to the contrary contained in this Section 7.2 or elsewhere in this Lease, Tenant agrees that, from and after the Effective Date, the aggregate number of beds licensed for the delivery of hospital care that (i) are sold or delicensed pursuant to Section 7.2.7 of any ML Lease or (ii) are otherwise sold or delicensed in any manner or for any reason, in the case of either of subsection (i) or (ii) at any time while the Hospital Facility(ies) to which such licensed beds relate are or were leased pursuant to any ML Lease (even if any such Hospital Facility ceases to be leased pursuant to any ML Lease), must at all times be equal to or less than 18 such beds.”

9. Conflict; Unified Commercial Operating Lease. In the event of a conflict between the Master Leases and this Agreement, this Agreement shall control in all events. Except as set forth in this Agreement, the Master Leases shall remain in full force and effect. It is acknowledged and agreed that, except as otherwise expressly provided herein or in the Master Leases, the inclusion of each of the Leased Properties on a continuing basis in the Master Lease under which it is demised is an essential element of the leasing transaction described in such Master Lease for Lessor, and that, except as otherwise expressly provided herein or in the Master

Leases, Lessor shall not be obligated and may not be required to lease to Tenant less than all of the Leased Properties demised pursuant to the applicable Master Lease. It is further acknowledged and agreed that each Master Lease is not a residential lease within the meaning of the U.S. Bankruptcy Code, as amended, and that each Master Lease is an operating lease, and not a capital lease, for all accounting, tax and legal purposes.

10. Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, and signature pages may be delivered by facsimile or electronic mail, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Integration. This Agreement, the Master Leases and ARML1 contain the entire agreement between Lessor and Tenant with respect to the subject matter hereof. No representations, warranties or agreements have been made by Lessor or Tenant except as set forth in this Agreement, the Master Leases and ARML1.

12. Severability. If any term or provision of this Agreement is to be invalid or unenforceable, such term or provision shall be modified as slightly as possible so as to render it valid and enforceable; if such term or provision, as modified, shall be held or deemed invalid or unenforceable, such holding shall not affect the remainder of this Agreement and same shall remain in full force and effect.

13. Subject to Law. This Agreement was negotiated in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. In all respects, the law of the State of New York shall govern the validity of and enforceability of the obligations of the parties set forth herein, but the parties hereto will submit to jurisdiction and the laying of venue for any suit on this Agreement in the Commonwealth of Kentucky.

14. Waivers. No waiver of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant herein.

15. Binding Character. This Agreement shall be binding upon and shall inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Lessor and Tenant.

16. Modification. This Agreement may be only be modified by a writing signed by both Lessor and Tenant.

17. Forbearance. No delay or omission by any party hereto to exercise any right or power accruing upon any noncompliance or default by any other party hereto with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

18. Headings and Captions. The headings and captions of the sections of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

19. Gender and Number. As used in this Agreement, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary.

20. Coordinated Disclosures. The parties hereto shall cooperate with respect to any disclosures of information concerning this Agreement and the transactions contemporaneous herewith, and shall share such disclosures with the other parties a reasonable period of time prior to making such disclosures in order to facilitate such cooperation.

21. Authority. The parties represent and warrant to each other that each of them, respectively, has full power, right and authority to execute and perform this Agreement and all corporate action necessary to do so has been duly taken. In order to induce Lessor to enter into this Agreement, Tenant hereby represents and warrants to Lessor that Tenant’s entry into this Agreement does not require that any consent or approval first be obtained from any lender of Tenant or its Affiliates.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:

KINDRED HEALTHCARE, INC., a Delaware corporation formerly known as Vencor, Inc.

By:	/s/ Douglas L. Curnutte
Name: Douglas L. Curnutte
Its: Senior Vice President, Corporate Development

TENANT:

KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation formerly known as Vencor Operating, Inc.

By:	/s/ Douglas L. Curnutte
Name: Douglas L. Curnutte
Its: Senior Vice President, Corporate Development

LESSOR:

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ventas, Inc., a Delaware corporation, its general partner

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Its: Sr. Vice President & Chief Tax Officer

STATE OF Illinois	)

COUNTY OF Cook	)

This 26th day of December, 2014, personally came before me Rita Rzeszutko, a Notary Public in and for said County and State, Brian K. Wood, who being by me duly sworn, says that he/she is the Sr. Vice President & Chief Tax Officer of VENTAS, INC., a Delaware corporation, in its capacity as the general partner of Ventas Realty, Limited Partnership, a Delaware limited partnership and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that said writing was signed and sealed by him on behalf of such corporation by its authority duly given, in its aforesaid general partner capacity, on behalf of the aforesaid limited partnership. And the said Brian K. Wood, SVP & Chief Tax Officer acknowledged the said writing to be the act and deed of said corporation, acting in such general partner capacity.

WITNESS my hand and notarial stamp/seal this 26th day of December, 2014.

/s/ Rita Rzeszutko
Notary Public

My Commission Expires:

9/28/2015

[Notarial Stamp/Seal]

STATE OF Kentucky	)

COUNTY OF Jefferson	)

This 23rd day of December, 2014, personally came before me Pamela Ramp, a Notary Public in and for said County and State, Douglas Curnutte, who being by me duly sworn, says that he/she is the Vice President Corporate Development of KINDRED HEALTHCARE, INC., a Delaware corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that said writing was signed and sealed by him/her on behalf of such corporation by its authority duly given. And the said Vice President Corporate Development acknowledged the said writing to be the act and deed of said corporation.

WITNESS my hand and notarial stamp/seal this 23rd day of December, 2014.

/s/ Pamela Ramp
Notary Public

My Commission Expires:

May 8, 2018

[Notarial Stamp/Seal]

STATE OF Kentucky	)

COUNTY OF Jefferson	)

This 23rd day of December, 2014, personally came before me Pamela Ramp, a Notary Public in and for said County and State, Douglas Curnutte, who being by me duly sworn, says that he/she is the Senior Vice President Corporate Development of KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that said writing was signed and sealed by him/her on behalf of such corporation by its authority duly given. And the said Senior Vice President Corporate Development acknowledged the said writing to be the act and deed of said corporation.

WITNESS my hand and notarial stamp/seal this 23rd day of December, 2014.

/s/ Pamela Ramp
Notary Public

My Commission Expires:

May 8, 2018

[Notarial Stamp/Seal]

EXHIBIT A

Wiring Instructions

BANK:	Bank of America 100 West 33rd Street New York, NY 10001

PAYEE	Ventas, Inc.

ABA:	026009593

A/C #:	4427813795

EXHIBIT B

Terminating Leased Properties

ID	Facility	Address	City	State	Zip
140	Wasatch	3430 Harrison Blvd	Ogden	UT	84403
247	St. George	1032 E 100 S	St George	UT	84770
482	Wind River	1002 Forest Dr	Riverton	WY	82501
441	Cheyenne	3128 Boxelder Dr	Cheyenne	WY	82001
481	Rawlins	542 16th St	Rawlins	WY	82301
585	Barrington	148 Maple Ave	Great Barrington	MA	01230
513	Hallmark	1123 Rockdale Ave	New Bedford	MA	02740
566	Windsor	581 Poquonock Ave	Windsor	CT	06095
148	Village Square	1586 W San Marcos Blvd	San Marcos	CA	92078

EXHIBIT C

Release Properties

ID	Facility	Address	City	State	Zip
116	Pettigrew Rehab & Healthcare Center	1515 W Pettigrew St	Durham	NC	27705
127	Northwest Continuum Care Center	128 Beacon Hill Dr	Longview	WA	98632
137	Sunnybrook Healthcare & Rehab Specialists	25 Sunnybrook Rd	Raleigh	NC	27610
143	Raleigh Rehab & Healthcare Center	616 Wade Ave	Raleigh	NC	27605
165	Rainier Vista Care Center	920 12th Ave SE	Puyallup	WA	98372
188	Cypress Pointe Rehab & HC Center	2006 S 16th St	Wilmington	NC	28401
191	Silas Creek Manor	3350 Silas Creek Pkwy	Winston-Salem	NC	27103
269	Meadowvale Health & Rehab Center	1529 Lancaster St	Bluffton	IN	46714
277	Rosewood Health Care Center	550 High St	Bowling Green	KY	42101
281	Riverside Manor Health Care	1 State Route 136 W	Calhoun	KY	42327
289	San Luis Medical & Rehab Center	2305 San Luis Pl	Green Bay	WI	54304
290	Bremen Health Care Center	316 Woodies Ln	Bremen	IN	46506
307	Lincoln Nursing Center	1410 E Gaston St	Lincolnton	NC	28092
452	Sunnyside Care Center	4515 Sunnyside Rd SE	Salem	OR	97302
501	Blue Hills Alzheimer’s Care Center	1044 Park St	Stoughton	MA	02072
503	Brigham Manor Nursing & Rehab Center	77 High St	Newburyport	MA	01950
508	Crawford Skilled Nursing & Rehab Center	273 Oak Grove Ave	Fall River	MA	02723
516	Hammersmith House Nursing Care Center	73 Chestnut St	Saugus	MA	01906
517	Oakwood Rehab & Nursing Center	11 Pontiac Ave	Webster	MA	01570
518	Timberlyn Heights Nursing & Alzheimer’s Center	320 Maple Ave	Great Barrington	MA	01230
532	Hillcrest Nursing Center	94 Summer St	Fitchburg	MA	01420
534	Country Gardens Skilled Nursing & Rehab	2045 G A R Hwy	Swansea	MA	02777
537	Quincy Rehab & Nursing Center	11 Mayor Thomas J McGrath Hwy	Quincy	MA	02169
542	Den-Mar Rehab & Nursing Center	44 South St	Rockport	MA	01966
554	Westgate Manor	750 Union St	Bangor	ME	04401
560	Franklin Woods Health Care Center	2770 Clime Rd	Columbus	OH	43223
570	Pickerington Nursing & Rehab Center	1300 Hill Rd N	Pickerington	OH	43147
571	Logan Health Care Center	300 Arlington Ave	Logan	OH	43138
572	Winchester Place Nursing & Rehab Center	36 Lehman Dr	Canal Winchester	OH	43110

581	Blueberry Hill Healthcare	75 Brimbal Ave	Beverly	MA	01915
584	Franklin Skilled Nursing & Rehab Center	130 Chestnut St	Franklin	MA	02038
587	River Terrace Healthcare	1675 Main St	Lancaster	MA	01523
588	Walden Rehab & Nursing Center	785 Main St	Concord	MA	01742
593	Hanover Terrace Healthcare	53 Lyme Rd	Hanover	NH	03755
634	Cambridge Health & Rehab Center	1471 Wills Creek Valley Dr	Cambridge	OH	43725
660	Savannah Specialty Care Center	11800 Abercorn St	Savannah	GA	31419
707	Rehab & Nursing Center of Monroe	1212 E Sunset Dr	Monroe	NC	28112
713	Guardian Care of Zebulon	509 W Gannon Ave	Zebulon	NC	27597
723	Guardian Care of Rocky Mount	160 N Winstead Ave	Rocky Mount	NC	27804
743	Desert Life Rehab & Care Center	1919 W Medical St	Tucson	AZ	85704
744	Cherry Hills Health Care Center	3575 S Washington St	Englewood	CO	80113
765	Eastview Medical & Rehab Center	729 Park St	Antigo	WI	54409
766	Colonial Manor Medical & Rehab Center	1010 E Wausau Ave	Wausau	WI	54403
769	North Ridge Med. & Rehab Center	1445 N 7th St	Manitowoc	WI	54220
773	Mt. Carmel Med. & Rehab Center	677 E State St	Burlington	WI	53105
775	Sheridan Medical Complex	8400 Sheridan Rd	Kenosha	WI	53143
776	Woodstock Health & Rehab Center	3415 Sheridan Rd	Kenosha	WI	53140
782	Danville Center for Health & Rehab	642 N 3rd St	Danville	KY	40422
785	Hillcrest Health Care Center	3740 Old Hartford Rd	Owensboro	KY	42303
787	Woodland Terrace Health Care Facility.	1117 Woodland Dr	Elizabethtown	KY	42701
791	Whitesburg Gardens Health Care Center	105 Teakwood Dr SW	Huntsville	AL	35801
864	Harrodsburg Health Care Center	853 Lexington Rd	Harrodsburg	KY	40330
868	Lebanon County Manor	700 Monroe Rd	Lebanon	OH	45036
884	Masters Health Care Center	278 Dry Valley Rd	Cookeville	TN	38506
1231	Oak Hill Nursing & Rehab Center	544 Pleasant St	Pawtucket	RI	02860
1237	Wyomissing Nursing & Rehab Center	1000 E Wyomissing Blvd	Reading	PA	19611